THE UNDERSIGNED ACKNOWLEDGES THAT THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED ON THE PROPOSAL DESCRIBED HEREIN, WHICH HAS BEEN PROPOSED BY THE BOARD OF DIRECTORS OF VANGUARD NATURAL RESOURCES, LLC, IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED UNITHOLDER AND IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE ISSUANCE OF VANGUARD COMMON UNITS DESCRIBED IN THE PROPOSAL.

THE FAILURE TO VOTE, ABSTENTIONS AND BROKER NON-VOTES WILL RESULT IN AN ABSENCE OF A VOTE FOR OR AGAINST THE PROPOSAL.  THE INDIVIDUALS NAMED BELOW ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING (AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF).

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY (1) GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF VANGUARD NATURAL RESOURCES, LLC, (2) APPEARING AND VOTING IN PERSON AT THE SPECIAL MEETING, OR (3) PROPERLY COMPLETING AND EXECUTING A LATER DATED PROXY AND DELIVERING IT TO THE SECRETARY OF VANGUARD NATURAL RESOURCES, LLC AT OR BEFORE THE SPECIAL MEETING.

YOUR VOTE IS IMPORTANT.  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE.

VANGUARD NATURAL RESOURCES, LLC

5847 San Felipe, Suite 3000
Houston, Texas 77057

SPECIAL MEETING OF UNITHOLDERS
                          , 2011

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF
VANGUARD NATURAL RESOURCES, LLC

        The undersigned unitholder of Vanguard Natural Resources, LLC, a Delaware limited liability company, hereby nominates and appoints each of Scott W. Smith and Richard A. Robert proxies of the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the common units and Class B units representing limited liability company interests of Vanguard Natural Resources, LLC held of record by the undersigned on             , 2011 in all matters that may properly come before the Special Meeting of Unitholders to be held on             , 2011 at     a.m., Houston time, at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Houston, Texas 77002, or any adjournment or postponement therereof.

[Continued and to be signed on reverse side]

THERE ARE THREE WAYS TO VOTE YOUR PROXY

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
You can view the proxy statement on the Internet at www.vnrllc.com.
Your telephone or Internet vote authorizes the named proxies to vote these units in the same manner as if you marked, signed and returned your proxy card.

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available for residents of the U.S and Canada. On a touch tone telephone, call toll free [ ], 24 hours a day, 7 days a week. You will be asked to enter only the control number shown below. Have your voting instruction card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you direct. Available until 11:59 p.m. Central time on , 2011, the day prior to the special meeting day.

Visit the Internet voting website at [ ]. Enter the company number and control number shown below and follow the instructions on your screen. You will incur only your usual Internet charges. Available until 11:59 p.m. Central time on , 2011, the day prior to the special meeting day.
Simply mark, sign and date your voting instruction card and return in the postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER                                                                CONTROL NUMBER

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

THE CONFLICTS COMMITTEE OF THE BOARD OF DIRECTORS, AND THE BOARD OF DIRECTORS, OF VANGUARD NATURAL RESOURCES, LLC BOTH RECOMMEND THAT YOU VOTE “FOR” THE PROPOSAL BELOW.

1.
The proposal to approve the issuance of common units representing limited liability company interests in Vanguard Natural Resources, LLC in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of July 10, 2011, by and among Vanguard Natural Resources, LLC, Vanguard Natural Gas, LLC, Vanguard Acquisition Company, LLC, Encore Energy Partners LP and Encore Energy Partners GP LLC, as it may be amended from time to time.

        ☐    FOR      ☐    AGAINST   ☐   ABSTAIN

In their discretion, the proxies are authorized to vote upon such business as may properly be presented at the meeting or any adjournments or postponements of the meeting.

The undersigned hereby revokes any proxy heretofore given to vote common units or Class B units representing limited liability company interests of Vanguard Natural Resources, LLC held by the undersigned.

Dated: , 2011	IMPORTANT: Please insert date.

INDIVIDUAL HOLDER:	Signature—Please write legibly

Signature

Print Name Here

Signature (if held jointly)

Print Name Here

CORPORATE OR PARTNERSHIP HOLDER:

Company Name

By:
Its:

Note:  Your signature should conform with your name as printed above.  Please sign exactly as your name or names appear on this Proxy.  When common units are held jointly, each unitholder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If the signer is a partnership, please sign in partnership name by authorized person.